                                                                   Exhibit 10.26

                        HILB, ROGAL AND HAMILTON COMPANY

                           RESTRICTED STOCK AGREEMENT


         THIS RESTRICTED STOCK AGREEMENT, dated as of this 11th day of February, 2002, between Hilb, Rogal and Hamilton Company, a Virginia corporation ("the Company"), and _______________ (the "Employee"), is made pursuant and subject to the provisions of the Company's 2000 Stock Incentive Plan, as amended, which is incorporated herein by reference, and any future amendments thereto (the "Plan"), a copy of which is attached. All terms used herein that are defined in the Plan shall have the same meanings given them in the Plan.

         1. AWARD OF RESTRICTED STOCK. The Company hereby awards to the Employee, subject to the terms and conditions of the Plan and the provisions of this Agreement, ______ shares of Common Stock of the Company (the "Restricted Stock").

         2. TERMS AND CONDITIONS. The award of Restricted Stock hereunder is subject to the following terms and conditions:

                  (a) CONTINGENT VESTING. The award of Restricted Stock to Employee is intended to encourage Employee to cause the operating earnings of Company to grow by at least 10% per calendar year. At each of the vesting dates set forth in paragraph 2(b), Restricted Stock will be eligible to vest only if the Company achieves a 10% annual growth in fully diluted earnings per share based on Operating Income in at least one of the two preceding calendar years. If the earnings growth requirement has not been met at any of the vesting dates set forth in paragraph 2(b), all of the Restricted Shares eligible for vesting on that date shall be cancelled.

                  (b) RESTRICTED PERIOD. Except as provided in paragraphs 2(a) and 3, the Restricted Stock shall vest and become nonforfeitable in accordance with the schedule set forth below:

                                                          10%                                Percent of
                      DATE                    Earnings Growth Requirement                   AWARD VESTED
                      ----                                                                  ------------

               February 11, 2004                     2003 vs. 2002                                  25%
                                                          or
                                                     2002 vs. 2001

                February 11, 2005                    2004 vs. 2003                                  50%
                                                          or
                                                     2003 vs. 2002
               February 11, 2006                     2005 vs. 2004                                  75%
                                                          or
                                                     2004 vs. 2003
               February 11, 2007                     2006 vs. 2005                                 100%
                                                          or
                                                     2005 vs. 2004


         The period from the date hereof until the shares of Restricted Stock have become 100% vested shall be referred to as the "Restricted Period."

                  (c) ISSUANCE OF CERTIFICATES; RESTRICTIVE LEGEND. The stock certificate(s) evidencing the Restricted Stock shall be issued and registered on the Company's books and records in the name of the Employee as soon as practicable following the date of this Agreement. The Company shall retain physical possession and custody of each stock certificate representing the Restricted Stock until such time as the Restricted Stock becomes vested in accordance with paragraph 2(b) above. The Employee will deliver to the Company a stock power, endorsed in blank, with respect to each award of Restricted Stock. Each stock certificate shall bear a restrictive legend in substantially the following form:
                           The shares represented by this certificate are
                  restricted and may be transferred only in accordance with the Restricted Stock Agreement between Hilb, Rogal and Hamilton Company and _______________, dated February 11, 2002.

Upon the written request of the Employee following the vesting of any portion of the shares of Restricted Stock prior to any event of forfeiture under paragraph 3, the Company will promptly issue a stock certificate, without such restrictive legend, with respect to the vested portion of the shares of the Restricted Stock registered on the Company's books and records in the name of the Employee. Following the expiration of the Restricted Period, the Company will promptly issue a stock certificate, without such restrictive legend, for any shares of Restricted Stock that have vested prior to any event of forfeiture under paragraph 3 and have not been reissued without a restrictive legend as provided in the preceding sentence.

                  (d) TRANSFERABILITY. During the Restricted Period, the Employee shall not sell, assign, transfer, pledge, exchange, hypothecate, or otherwise dispose of unvested Restricted Stock. Upon receipt by the Employee of stock certificate(s) representing vested shares without a restrictive legend pursuant to paragraph 2(c) above, the Employee may hold or dispose of the shares represented by such certificate(s), subject to compliance with (i) the terms and conditions of the Plan and this Agreement and (ii) applicable securities laws of the United States of America and the Commonwealth of Virginia.

                  (e) SHAREHOLDER RIGHTS. Prior to any forfeiture of the shares of Restricted Stock and while the shares are Restricted Stock, the Employee shall, subject to the terms of this Agreement and the restrictions of the Plan, have all rights of a shareholder with respect to the shares of Restricted Stock awarded hereunder, including the right to receive dividends and other distributions as and when declared by the Board of Directors of the Company and the right to vote the shares of Restricted Stock.

                  (f) TAX WITHHOLDING. The Company shall have the right to retain and withhold from any award of the Restricted Stock, the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such award. At its discretion, the Company may require the Employee receiving shares of Restricted Stock to pay or otherwise reimburse the Company in cash for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so paid or reimbursed. In lieu thereof, the Company shall have the unrestricted right to withhold, from any other cash amounts due (or to become due) from the Company to the Employee, an amount equal to such taxes required to be withheld by the Company to reimburse the Company for any such taxes (or retain and withhold a number of shares of vested Restricted Stock, having a market value not less than the amount of such taxes, and cancel in whole or in part any such shares so withheld, in order to reimburse the Company for any such taxes).

         3. DEATH; DISABILITY; RETIREMENT; TERMINATION OF EMPLOYMENT. The shares of Restricted Stock not yet vested shall become 100% vested and transferable in the event that the Employee dies or becomes permanently and total disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) while employed by the Company or an Affiliate during the Restricted Period. Upon attaining age 62 with 10 consecutive years of service with the Company or an Affiliate, or in any other circumstance approved by the Committee in its sole discretion, the shares of Restricted Stock shall become 100% vested and transferable. In all events other than those previously addressed in this paragraph, if the Employee ceases to be an employee of the Company or an Affiliate, the Employee shall be vested only as to that percentage of shares of Restricted Stock which are vested at the time of the termination of his employment and the Employee shall forfeit the right to the shares of Restricted Stock which are not yet vested on the termination date.

         4. NO RIGHT TO CONTINUED EMPLOYMENT. This Agreement does not confer upon the Employee any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate his or her employment at any time.

         5. CHANGE OF CONTROL OR CAPITAL STRUCTURE. Subject to any required action by the shareholders of the Company, the number of shares of Restricted Stock covered by this award shall be proportionately adjusted and the terms of the restrictions on such shares shall be adjusted as the Committee shall determine to be equitably required for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from any stock dividend (but only on the Common Stock), stock split, subdivision, combination, reclassification, recapitalization or general issuance to the holders of Common Stock of rights to purchase Common Stock at substantially below its then fair market value or any change in the number of shares of Common Stock outstanding effected without receipt of cash, property, labor or services by the Company or for any spin-off or other distribution of assets to shareholders.

         In the event of a Change of Control, this award of Restricted Stock shall immediately vest pursuant to the provisions of Section XIII(3) of the Plan. In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all or part of its authorized shares without par value into the same number of shares with a par value, or any subsequent change into the same number of shares with a different par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

         The award of Restricted Stock pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

         6. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, except to the extent that federal law shall be deemed to apply.

         7. CONFLICTS. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

         8. EMPLOYEE BOUND BY PLAN. The Employee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

         9. BINDING EFFECT. Subject to the limitations stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Employee and the successors of the Company.

         10. FORFEITURE OF CERTAIN GAINS.

             (a) TERMINATION FOR CAUSE. If Employee's employment is terminated for "Cause" within one year of any vesting of Restricted Stock herein, the Employee shall pay to the Company an amount equal to the Fair Market Value of such Restricted Stock on the date of vesting without regard to any subsequent market price increase or decrease. For purposes of this paragraph, "Cause" shall have the meaning ascribed to it in any employment agreement between the Employee and the Company that is in effect at the time of termination and, if no such agreement exists, it shall mean:

                           (i) the willful and continued failure of the
Employee to perform substantially the Employee's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Employee by the Company which specifically identifies the manner in which the Company believes that the Employee has not substantially performed the Employee's duties, or

                           (ii) the willful engaging by the Employee in
illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

                  (b) FORFEITURE IF EMPLOYEE ENGAGES IN CERTAIN ACTIVITIES. If Employee engages in any activity in competition with any activity of the Company, or inimical, contrary or harmful to the interests of the Company, including but not limited to (i) accepting employment with or serving as a consultant advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Company, (ii) disclosing or misusing any confidential information or material concerning the Company or
(iii) participating in any hostile takeover attempt, then (1) any unvested Restricted Stock shall be forfeited and cancelled and (2) the Employee shall pay to the Company an amount equal to the Fair Market Value on the date of vesting, without regard to any subsequent market price increase or decrease, of any Restricted Stock that vested within one year of the date such activity began.

                  (c) RIGHT OF SET-OFF. Employee hereby consents to a deduction from any amounts owed by the Company to Employee from time to time (including amounts owed as wages or other compensation, fringe benefits or vacation pay, to the extent of any amounts Employee owes the Company under paragraph 10(a) and
(b). Whether or not the Company elects to make any set-off in whole or in part, if Company does not recover by means of set-off the full amount owed by

Employee under paragraphs 10(a) and (b), Employee agrees to immediately pay the unpaid balance to the Company.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized Employee, and the Employee has affixed his or her signature hereto.
                                     HILB, ROGAL AND HAMILTON COMPANY

                                     By:
                                         ------------------------------------
                                     Title:
                                           ----------------------------------

                                     [Name of officer]


                                     ----------------------------------------
                                     Signature

FOR VALUE RECEIVED I, _______________, hereby sell, assign and transfer unto HILB, ROGAL AND HAMILTON COMPANY, _________ (___) shares of the Common Stock of Hilb, Rogal and Hamilton Company standing in my name on the books of said Corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint WALTER L. SMITH, or his designee or successor, attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.
         Dated __________, 200_


                                             -----------------------------
                                             [Signature - exact name as it
                                             appears on certificate(s)]

                                             -----------------------------

                            RESTRICTED STOCK OPTIONS
                          FOR NAMED EXECUTIVE EMPLOYEES


                                       GRANT DATE             OPTIONS GRANTED
                                       ----------             ---------------

Michael A. Janes                       02/11/2002                   3,000


Timothy J. Korman                      02/11/2002                   4,000


John P. McGrath                        02/11/2002                   4,000


Andrew L. Rogal                        02/11/2002                  10,000


Martin L. Vaughan, III                 02/11/2002                   6,000